As filed with the Securities and Exchange Commission on May 30, 2008    Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALEXZA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0567768
(State of Incorporation)	(I.R.S. Employer Identification No.)
Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, California 94043
(650) 944-7000
(Address of principal executive offices)
2005 Equity Incentive Plan
(Full title of the plans)
Thomas B. King
President and Chief Executive Officer
Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, California 94043
(650) 944-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James C. T. Linfield, Esq.
Brent Fassett, Esq.
Cooley Godward Kronish LLP
380 Interlocken Crescent, #900
Broomfield, Colorado 80021
(720) 566-4000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering	Aggregate	Amount of
to be Registered	Amount to be Registered(1)	Price per Share	Offering Price	Registration Fee
Common Stock, par value $0.0001 per share	1,500,000 shares	$5.29 (2)	$7,935,000	$311.85

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans as set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on May 28, 2008, in accordance with Rule 457(c) of the Securities Act.
EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,500,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2005 Equity Incentive Plan.
INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENT ON FORM S-8
     Alexza Pharmaceuticals, Inc. is hereby registering an additional 1,500,000 shares of the its Common Stock to be issued pursuant to its 2005 Equity Incentive Plan. The contents of the Registration Statement on Form S-8 (File No. 333-132593), as filed with the Securities and Exchange Commission (the “Commission”) on March 20, 2006, is incorporated herein by reference.

EXHIBITS

Exhibit
Number

4.1	(1)	Specimen common stock certificate

4.2	(2)	Amended and Restated Certificate of Incorporation, as currently in effect

4.3	(3)	Amended and Restated Bylaws, as currently in effect

5.1		Opinion of Cooley Godward Kronish LLP

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1	(4)	2005 Equity Incentive Plan

(1)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (333-130644), originally filed with the Commission on December 22, 2005, and incorporated by reference herein.

(2)	Filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1, as amended (333-130644), originally filed with the Commission on December 22, 2005, and incorporated by reference herein.

(3)	Filed as Exhibit 3.7 to the Registrant’s Registration Statement on Form S-1, as amended (333-130644), originally filed with the Commission on December 22, 2005, and incorporated by reference herein.

(4)	Filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, originally filed with the Commission on May 30, 2008, and incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 30th day of May, 2008.

Alexza Pharmaceuticals, Inc.
By:	/s/ Thomas B. King
Thomas B. King,
President and Chief Executive Officer

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Thomas B. King and August J. Moretti, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas B. King	President, Chief Executive	May 30, 2008
Thomas B. King	Officer and Director (Principal Executive Officer)

/s/ August J. Moretti	Senior Vice President and	May 30, 2008
August J. Moretti	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Hal V. Barron	Director	May 30, 2008
Hal V. Barron

/s/ Samuel D. Colella	Director	May 30, 2008
Samuel D. Colella

/s/ Alan D. Frazier	Director	May 30, 2008
Alan D. Frazier

/s/ Deepika R. Pakianathan	Director	May 30, 2008
Deepika R. Pakianathan

/s/ J. Leighton Read	Director	May 30, 2008
J. Leighton Read

/s/ Gordon Ringold	Director	May 30, 2008
Gordon Ringold

/s/ Isaac Stein	Director	May 30, 2008
Isaac Stein

EXHIBITS

Exhibit
Number
4.1	(1)	Specimen common stock certificate

4.2	(2)	Amended and Restated Certificate of Incorporation, as currently in effect

4.3	(3)	Amended and Restated Bylaws, as currently in effect

5.1		Opinion of Cooley Godward Kronish LLP

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1	(4)	2005 Equity Incentive Plan

(1)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (333-130644), originally filed with the Commission on December 22, 2005, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1, as amended (333-130644), originally filed with the Commission on December 22, 2005, and incorporated by reference herein.

(3)	Previously filed as Exhibit 3.7 to the Registrant’s Registration Statement on Form S-1, as amended (333-130644), originally filed with the Commission on December 22, 2005, and incorporated by reference herein.

(4)	Filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, originally filed with the Commission on May 30, 2008, and incorporated by reference herein.